UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

January 30, 2014

Date of Report (Date of earliest event reported)

CAPITAL ONE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13300	54-1719854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1680 Capital One Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 720-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On January 30, 2014, the Compensation Committee (the “Committee”) and the independent members of the Board of Directors (the “Independent Directors”) of Capital One Financial Corporation (the “Company”) approved 2014 compensation plans for Mr. Richard D. Fairbank, the Company’s Chairman and Chief Executive Officer, and the Company’s other named executive officers (the “Named Executive Officers”). Consistent with the Company’s long-standing practice, the compensation plans take effect immediately and are designed to directly link Mr. Fairbank’s and the Named Executive Officers’ compensation with the Company’s performance over multiple time horizons and to align their interests with the interests of the Company’s stockholders. In addition, the Committee and the Independent Directors approved incentive awards to Mr. Fairbank and the Named Executive Officers for the 2013 performance year.

2013 Incentive Award for the Chief Executive Officer

In January 2013, the Committee and the Independent Directors approved a 2013 compensation plan for Mr. Fairbank that included the opportunity to receive an award consisting of deferred cash, a cash-settled award or both in late 2013 or early 2014 based on the Company’s actual performance in 2013. After evaluating the Company’s performance in 2013, the Committee and the Independent Directors approved awards to Mr. Fairbank totaling $5,687,500, consisting of a deferred cash bonus in the amount of $2,843,750 and a grant of 40,076 restricted stock units (“RSUs”). The deferred cash bonus is mandatorily deferred for three years into the Company’s Voluntary Non-Qualified Deferred Compensation Plan and will pay out in the first calendar quarter of 2017. The award of RSUs will vest in full in three years and settle in cash based on the Company’s average stock price over the fifteen trading days preceding the vesting date. Both the deferred cash bonus and the cash-settled RSUs are subject to the same clawback provisions as described in the 2013 Proxy Statement with respect to the deferred cash bonus and cash-settled RSUs granted to Mr. Fairbank in January 2013.

The RSUs are subject to performance-based vesting provisions. In the event that the Company does not meet or exceed a specified earnings performance threshold for any fiscal year during the three-year vesting period, the number of RSUs that vest will be reduced. In addition, the Committee will have the discretion to further reduce the number of RSUs that vest and to delay the vesting of any portion of the RSUs that are not so forfeited. In this manner, the entire award of RSUs is at risk of forfeiture during the three-year vesting period.

2014 Compensation Plan for the Chief Executive Officer

On January 30, 2014, the Committee and the Independent Directors approved a total target compensation amount of $17.5 million for Mr. Fairbank’s 2014 compensation plan. The plan consists of equity grants that are completely at-risk based on the Company’s performance, with payout opportunities deferred for three years, as well as an opportunity for an incentive award in late 2014 or early 2015 based on the Company’s actual performance in 2014. Under the plan, on January 30, 2014, the Committee and the Independent Directors granted Mr. Fairbank a performance share award providing the opportunity to receive from 0 to 150% of the target number of 123,309 shares of the Company’s common stock based on the Company’s performance over the three-year period beginning on January 1, 2014. The Company’s performance will be assessed on the basis of the Company’s Adjusted ROA relative to a peer group consisting of companies in the KBW Bank Sector index, excluding custody banks. After the end of the three-year performance period, the Committee will certify the Company’s performance and issue the corresponding number of shares of the Company’s common stock, if any. The number of shares that will be issued after the Committee certifies the Company’s performance will be reduced in the event that the Company’s Adjusted ROA for one or more fiscal years during the performance period is not positive regardless of how well the Company’s Adjusted ROA compares to the peer group. If the Company’s Adjusted ROA is not positive for all three fiscal years in the performance period, Mr. Fairbank will forfeit the entire award of performance shares. The performance shares are subject to clawback provisions as described in the 2013 Proxy Statement with respect to the performance shares granted to Mr. Fairbank in January 2013, including clawback in the event of a financial restatement by the Company.

Mr. Fairbank also received a grant of 108,944 nonstatutory stock options at an exercise price of $70.96 per share (which was the fair market value of the Company’s common stock on the date of grant). The options will become fully exercisable three years from the date of grant and expire ten years from the date of grant. Mr. Fairbank can only realize value from the stock options if and to the extent the Company’s stock price increases after the date of grant and the market value of the stock exceeds the exercise price at the time the options are exercised. The stock options are subject to performance-based vesting provisions similar to those described above for Mr. Fairbank’s cash-settled RSUs. The stock options also are subject to the same clawback provisions as described in the 2013 Proxy Statement with respect to the stock options granted to Mr. Fairbank in January 2013.

The Committee and the Independent Directors also granted Mr. Fairbank 24,662 RSUs that vest in full in three years and settle in shares of the Company’s common stock (the “stock-settled RSUs”). The stock-settled RSUs are subject to performance-based vesting provisions and clawback provisions similar to those described above for Mr. Fairbank’s cash-settled RSUs.

Mr. Fairbank also has an opportunity to receive an award in late 2014 or early 2015 based on the Company’s actual performance in 2014. Any such award will consist of deferred cash, a cash-settled award or both. The Committee’s and the Independent Directors’ determination regarding whether to make the award, the form of the award and the value of the award relative to the target amount of $5,250,000, will be based on a qualitative evaluation of multiple factors. The maximum value of any award will not exceed one and a half times the target value.

2013 Incentive Awards for the Named Executive Officers

On January 30, 2014, the Committee and the Independent Directors granted to the Named Executive Officers stock-settled RSUs, cash-settled RSUs, performance shares and stock options in recognition of the Company’s and the executives’ performance in 2013. The terms and conditions of these incentive awards are comparable to the awards granted to the Named Executive Officers for 2012, as described in the 2013 Proxy Statement. The stock-settled RSUs and the stock options are subject to performance-based vesting provisions similar to those described above for Mr. Fairbank’s cash-settled RSUs, and the awards are subject to the same clawback provisions as described in the 2013 Proxy Statement with respect to the incentive awards granted to the Named Executive Officers for 2012.

2014 Compensation Plan for the Named Executive Officers

The 2014 compensation plan approved for the Named Executive Officers is substantially the same as the 2013 compensation plan. The Named Executive Officers’ total target compensation ranges between $4.8 million and $7.5 million. Approximately 20% of each Named Executive Officer’s total target compensation will be paid as regular cash salary throughout the performance year and 15% of total target compensation will be paid in the form of restricted stock units granted on January 30, 2014. The restricted stock units will vest on February 15, 2015, and settle in cash based on the Company’s average stock price for the fifteen trading days preceding the vesting date.

Approximately 15% of each Named Executive Officer’s total target compensation is expected to be delivered in the form of cash or cash-settled awards. The awards, if any, will be determined in late 2014 or early 2015 solely in the discretion of the Committee and the Independent Directors based on a variety of company performance factors assessing the Company’s actual performance in 2014.

The remaining 50% of the Named Executive Officers’ total target compensation is expected to consist of equity incentive awards in the form of restricted stock units that settle in shares of the Company’s common stock and other equity-based awards. These equity awards, if any, will be granted to the Named Executive Officers in late 2014 or early 2015 solely in the discretion of the Committee and the Independent Directors and will be completely at-risk based on the individual executive’s performance in 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION

Dated: February 3, 2014	By:	/s/ John G. Finneran, Jr.
John G. Finneran, Jr.
General Counsel and Corporate Secretary

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